SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 7, 2006

 Date of earliest event reported: September 5, 2006

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 1.01.              Entry into a Material Definitive Agreement

On September 5, 2006, priceline.com Incorporated (“priceline.com”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and the selling stockholders listed in Schedule II thereto (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 8,900,000 shares of priceline.com common stock (the “Shares”) to Goldman, Sachs & Co. at a price of $31.43 per Share.  The Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to priceline.com’s shelf registration statement on Form S-3 (File No. 333-115128).  The offering is scheduled to close on September 11, 2006, subject to customary closing conditions.  A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated September 5, 2006, among priceline.com Incorporated, the selling stockholders listed on Schedule II thereto and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: President and Chief Executive Officer

Date:  September 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 5, 2006, among priceline.com Incorporated, the selling stockholders listed on Schedule II thereto and Goldman, Sachs & Co.